EXHIBIT 99.1

NEWS RELEASE FOR AUGUST 25, 2004 AT 7:30 AM EDT

Contact: ALLEN & CARON INC                    FRONT PORCH DIGITAL, INC.
         -----------------                    -------------------------               -
         Jill Bertotti (investors)            Thomas P. Sweeney III, Chairman and CEO
         jill@allencaron.com                  FRONT PORCH DIGITAL (BROADCAST & MEDIA SERVICES DIVISION)

DIVISION
--------
         Len Hall (financial media)           Michael C. Knaisch, President
         len@allencaron.com
         949-474-4300

FRONT PORCH DIGITAL SHAREHOLDERS APPROVE CHANGE OF NAME TO INCENTRA SOLUTIONS, INC.

BOULDER, Colo., -- Front Porch Digital (OTC Bulletin Board: FPDI - NEWS) today announced that its shareholders have approved by majority written consent the change of the Company's name to Incentra Solutions, Inc. The Company will file an Information Statement on Form 14C with the Securities and Exchange Commission relating to the name change. After the charter amendment is filed, the Company will submit an application to change its CUSIP number. Front Porch Digital Chairman and CEO, Thomas P. Sweeney III, said that the Company's shareholders also approved by majority written consent an increase in the total number of authorized common shares to 200 million shares.

     ABOUT FRONT PORCH DIGITAL

     Front Porch Digital, Inc. (www.fpdigital.com) is a supplier of storage management products and services to broadcasters, media companies, mid-sized enterprises and IT service providers worldwide. The Front Porch Digital Broadcast and Media Services Division (www.fpdigital.com) is a leader in providing unique software, services and integrated hardware solutions for digital archive management to broadcasters and media companies in Europe, Asia and North America. The Company's ManagedStorage International subsidiary (www.msiservice.com) helps organizations control storage management costs by providing outsourced data protection and guaranteed data management services to enterprise and service provider customers across all types of storage systems, both on-site and remotely.

FRONT PORCH DIGITAL INC. FORWARD-LOOKING STATEMENTS

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH REFLECT FRONT PORCH DIGITAL INC.'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS. THE POTENTIAL RISK FACTORS INCLUDE FRONT PORCH DIGITAL INC.'S LIMITED OPERATING HISTORY AND EXPERIENCE IN THE DATA AND VIDEO DIGITAL CONVERSION BUSINESS, FRONT PORCH DIGITAL INC.'S ABILITY TO ATTRACT SIGNIFICANT ADDITIONAL FINANCING AND INCUR OPERATIONAL LOSSES AND NEGATIVE CASH FLOW, AND RISKS ASSOCIATED WITH EXPANSION. ADDITIONAL RISK


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          20000 HORIZON WAY SUITE 120, MOUNT LAUREL, NEW JERSEY 08054

FACTORS ARE SET FORTH IN FRONT PORCH DIGITAL'S REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

For more information, please contact: investors, Matt Clawson, Matt@allencaron.com, or financial media, Len Hall, len@allencaron.com, both of Allen & Caron Inc, +1-949-474-4300, for Front Porch Digital, Inc.; or Matt Richman, Chief Financial Officer of Front Porch Digital, Inc., +1-303-440-7930.